MAGELLAN HEALTH SERVICES, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN

         1. Purpose. The purpose of the Magellan Health Services, Inc. 1997 Employee Stock Purchase Plan (the "Plan"), is to provide employees of Magellan Health Services, Inc. (the "Company") and its subsidiary companies with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company through the purchase of Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.       Definitions.

                  (a) "Base Pay" means the compensation payable to an employee by the Company or a designated subsidiary (as defined in Code Section 424(f)) (a "subsidiary") calculated at that employee's base salary or standard hourly rate of compensation, but excluding overtime, commissions, shift differential, incentive bonus compensation and compensation payable under any deferred compensation or other fringe benefit plan.

                  (b) "Employee" means any person who is employed by the Company or by any subsidiary of the Company designated from time to time by the Committee (as defined in Section 13).

         3.       Eligibility.

                  (a) Any Employee who shall be employed on the 60th day preceding the Offering Date of an Offering Period shall be eligible to participate in the Plan for such Offering Period except that no Officer can participate in the Plan. Notwithstanding the foregoing, the Committee, in its sole discretion, may credit the employment service of persons employed by a business acquired by the Company or by any subsidiary thereof for the purpose of satisfying the 60-day rule herein. The term "Officer" shall mean the position of Assistant Vice President and officer positions that are senior to the position of Assistant Vice President with respect to the Company and Charter Behavioral Health Systems, Inc., and also shall mean senior officers of Green Spring Health Services, Inc. and Magellan Public Solutions, Inc.

                  (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option:

                           (i)      If,   immediately   after  the  grant   such
                                    Employee  would  own  shares,   and/or  hold
                                    outstanding   options  to  purchase   stock,
                                    possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary of the Company; or


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                           (ii)     Which permits his rights to purchase  shares
                                    under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the shares (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time.

         4. Offering Periods. The Committee shall establish the Offering Periods under the Plan which shall be of not less than three months nor more than twelve months duration each, the first of which shall not begin before January 1, 1997, and the last of which shall end not later than December 31, 1999. The beginning date (the "Offering Date") and the ending date (the "Termination Date") of each Offering Period shall be set in advance of each Offering Period by the Committee.

         5. Participation. An eligible Employee may become a participant only by completing an election notice provided by the Company and filing it with the designated representative of the Company no later than the date specified by the Company in the election notice form.

         Unless otherwise adjusted in accordance with Section 6(a), payroll deductions for a participant with respect to an Offering Period shall commence with the first pay date beginning on or after the Offering Date, and shall end with the last pay date ending on or before the Termination Date, unless sooner terminated by the participant as provided in Section 10. An eligible Employee who becomes an Officer, as defined in Section 3(a), after becoming a participant in accordance with this Section 5 shall terminate his participation in the Plan as of the date such Employee becomes an Officer and shall be deemed to have elected to withdraw in cash any payroll deductions then credited to his account in accordance with Section 10. All Employees granted options under the Plan shall have the same rights and privileges, except that the amount of stock which may be purchased under such option may vary in a uniform manner as described in
Section 7.

         6. Method of Payment. Payments for shares under the Plan may be made only by payroll deductions, as follows:

                  (a) If a participant wishes to participate in the Plan, then at the time he files his election notice, he shall elect to have deductions made from his Base Pay at a rate, expressed as a percentage, not to exceed 10% of his annualized Base Pay as of the Offering Date. Amounts withheld during the one-month period immediately preceding the Termination Date in any Offering Period may be applied to the purchase of shares on the Termination Date or to the purchase of shares offered for the next subsequent Offering Period in a manner as may be determined by the Committee, in its sole discretion.

                  (b) All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account. A participant's account shall be no more than a bookkeeping account maintained by the Company,

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and neither the Company nor any  subsidiary  shall be  obligated to segregate or hold in trust or escrow any funds in a participant's account.

                  (c) A participant's election to have deductions made from his Base Pay shall be effective for all pay dates occurring during the Offering Period which commences immediately following the filing, in accordance with
Section 5, of the participant's election notice and for each subsequent Offering Period until such election is modified or revoked by the participant or until such participant no longer meets the eligibility requirements of Section 3(a). A participant may discontinue his participation in the Plan as provided in Section 10.

A participant may elect to change the rate of payroll deductions at such times and in accordance with such rules as may be prescribed by the Committee; any such change in the rate of payroll deductions shall be applicable only with respect to Offering Periods commencing after a participant files with the Committee an election notice requesting such change.

         7.       Granting of Option.

                  (a) Subject to any adjustment under Sections 12 or 17, on the Offering Date for each Offering Period, a participant shall be granted an option to purchase a number of whole shares determined by dividing the amount to be withheld for participation in the Plan and applied to such Offering Period by the option price per share of Common Stock determined in accordance with Section 7(b) but, in no event shall the maximum number of shares for which an option is granted to a participant with respect to any single Offering Period exceed two-hundred (200) shares for each full or partial month during the Offering Period.

                  (b) The option price per share of shares purchased with payroll deductions for a participant will be equal to the lesser of: (i) 85% of the opening price of the Common Stock on the American Stock Exchange on the Offering Date; or (ii) 85% of the opening price of the Common Stock on the American Stock Exchange on the Termination Date. If no shares are traded on such exchange on either such date, such price shall be determined on the last trading date for such shares immediately preceding the Offering Date or the Termination Date, as applicable.

         8. Exercise of Option. Unless a participant gives written notice of withdrawal pursuant to Section 10(a) or such participant's payroll deductions are returned in accordance with Section 10(c), his option for the purchase of shares during an Offering Period with payroll deductions will be exercised automatically for him on the Termination Date of that Offering Period. The automatic exercise shall, subject to Sections 12 and 17, be for the purchase of the maximum number of full shares subject to his option which the sum of payroll deductions credited to the participant's account on the Termination Date can purchase at the option price.

         9. Delivery. As promptly as practicable after the end of an Offering Period, the Company will deliver the shares purchased upon the exercise of the option to a designated broker selected by the Company to administer and hold shares in individual accounts established for the benefit of each participant. The Committee, in its sole discretion, may establish procedures to

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permit a participant to receive such shares  directly.  Amounts  credited to the participant's account in excess of the amount necessary to pay the option price for the maximum number of full shares subject to his option shall either be refunded to the participant or credited to the participant's account for the next subsequent Offering Period as may be determined by the Committee, in its sole discretion.

         10.      Withdrawal.

                  (a) A participant may withdraw payroll deductions credited to his account under the Plan by giving written notice to the representative of the Company designated on the election notice form. A participant may withdraw amounts credited to his account at any time prior to the first day of the calendar month ending on the Termination Date or such later date as may be established by the Committee in its sole discretion. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further deductions will be made from his pay during that Offering Period.

                  (b) A participant's withdrawal will not limit his eligibility to participate in any similar plan which may hereafter be adopted by the Company or in any subsequent Offering Period.

                  (c) Upon termination of the participant's employment during an Offering Period for any reason, including death or retirement, the payroll deductions credited to his account for such period will be returned to him or, in the case of his death, to the person or persons entitled thereto under
Section 14. Notwithstanding the foregoing, the payroll deductions credited to the account of any participant whose employment is terminated during the calendar month ending on the Termination Date shall not be returned but shall instead be used to purchase shares in accordance with Section 8.

         11. No Interest. No interest shall be accrued or payable with respect to amounts in a participant's account.

         12.      Stock.

                  (a) The shares of Common Stock to be sold to participants under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be made available for sale under the Plan shall be 600,000 shares and the maximum number of shares available for sale in each Offering Period shall be determined by the Committee in its sole discretion, subject in each case to adjustment upon changes in capitalization of the Company as provided in Section
17. If the total number of shares for which options are to be exercised for an Offering Period in accordance with Section 8 exceeds the number of shares then available under the Plan for such Offering Period, the Company shall make a pro rata allocation of the shares available based on a fraction, the numerator of which shall be the number of shares with respect to which a participant has an option

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to purchase  for an Offering  Period and the  denominator  of which shall be the number of shares available for purchase, with rounding down for each participant to the nearest whole number.

                  (b) A participant will have no interest in shares covered by an option until such option has been exercised.

         13. Administration. The Plan shall be administered by a Committee (the "Committee") consisting of not less than three members who shall be appointed by the Chief Executive Officer of the Company. Each member of the Committee shall be either a director, an officer, or an employee of the Company or of a subsidiary thereof. The Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and all persons claiming under or through any participant.

         14. Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any shares or cash to the participant's credit under the Plan in the event of such participant's death before, on, or after the Termination Date but prior to the delivery of shares and, if applicable, cash. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such shares or cash to the account of such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the account of the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such shares or cash to the account of the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent, or relative is known to the Company, then to the account of such other person as the Company may designate. No designated beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the shares or cash credited to the participant under the Plan.

         15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

         16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose.


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         17. Adjustments Upon Changes in  Capitalization.  In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares
or  other   securities   of  the  Company  by  reason  of  a   recapitalization,
reclassification, stock split, combination of shares, or dividend payable in shares of Common Stock, an appropriate adjustment shall be made by the Committee to the number and kind of shares as to which outstanding options shall be exercisable and to the option price. No fractional shares shall be issued or optioned in making the foregoing adjustments. All adjustments made by the
Committee   under  this  paragraph  shall  be  conclusive  and  binding  on  all participants and all persons claiming under or through any participant.

         Subject to any required action by the stockholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company, the Committee in its discretion may declare (a) that all options granted hereunder are to be terminated after giving at least ten days' notice to holders of outstanding options, or (b) that any option granted hereunder shall pertain to and apply with appropriate adjustment as determined by the Committee to the securities of the resulting corporation to which a holder of the number of shares of Common Stock subject to the option would have been entitled. The adoption of a plan of dissolution or liquidation by the Board of Directors and stockholders of the Company shall cause every option outstanding hereunder to terminate on the fifteenth day thereafter, except that, in the event of the adoption of a plan of dissolution or liquidation in connection with a reorganization as provided in the preceding sentence, options outstanding hereunder shall be governed by and shall be subject to the provisions of the preceding sentence.

         Any issue by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any option, except as specifically provided otherwise in this Section 17. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         18. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. No such termination can affect options previously granted and no amendment can make any change in any option theretofore granted which would adversely affect the rights of any participant. No amendment can be made without prior approval of the stockholders of the Company if such amendment would:

                  (a) Require the sale of more shares than are authorized under Section 12; or

                  (b) Permit payroll deductions or cash payments at a rate in excess of 10% of a participant's Base Pay.


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         19. Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall not be deemed to have been duly given until actually received by the representative of the Company designated on the election notice form provided by Section 5.

         20. Missing Payee. If (i) the Company utilizes a designated broker to administer and hold in individual accounts the shares purchased by the participants, (ii) the Company subsequently cannot ascertain the whereabouts of a participant whose account is held with the designated broker, (iii) after three years from the date of the last purchase by such participant, a notice of such account balance and pending action under this section is mailed to the last known address of such person, as shown on the records of the designated broker or the Company, and (iv) within three months after such mailing, such person has not made written claim therefor, then the Committee may direct that such account balance (including both shares and withholdings) otherwise due to such person be canceled and returned to the Company. Upon such cancellation, the Company or the designated broker shall have no further liability therefor, except that, in the event such person, within one year of the date of the notice referred to in
(iii) above, notifies the Company or the broker of his whereabouts and requests the amounts due to him under the Plan, the number of shares (as may be adjusted to reflect any extraordinary corporate event or recapitalization) together with any dividends or other accretions thereon and the amount of withholdings contained in such account so canceled shall be delivered to him as provided herein by the Plan.

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